Exhibit 99.1
Snyder’s-Lance, Inc. Reports Fourth Quarter and Full-Year 2017 Results

Fourth Quarter 2017 Highlights

•	Total net revenue from continuing operations decreased 0.8%; core branded growth of 1.1%

•	GAAP earnings per share of $1.92 from continuing operations

•	EPS from continuing operations excluding special items* increased 22.2% to $0.33

•	GAAP net income from continuing operations of $188.8 million

•	Net income from continuing operations excluding special items* increased 23.8% to $32.7 million

•	Adjusted EBITDA* increased 1.8% to $78.5 million

Full-Year 2017 Highlights

•	Total net revenue from continuing operations increased 5.6%; core branded growth of 9.1%

•	GAAP net income per share of $1.50 from continuing operations

•	EPS from continuing operations excluding special items* decreased 2.7% to $1.08

•	GAAP net income from continuing operations of $146.6 million

•	Net income from continuing operations excluding special items* increased 1.9% to $105.5 million

•	Adjusted EBITDA* increased 3.2% to $293.3 million

*Descriptions of measures excluding special items are provided in “Use and Definition of Non-GAAP Measures” and reconciliations are provided in the tables at the end of this release.

Charlotte, NC, - February 28, 2018 - Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) today reported financial results for the fourth quarter and full-year ended December 30, 2017.
Recent Merger Announcement
On December 18, 2017, Snyder’s-Lance and Campbell Soup Company announced a definitive merger agreement under which Campbell Soup Company will acquire Snyder’s-Lance for $50 per share in an all-cash transaction valued at approximately $6.0 billion, including Snyder’s-Lance’s net debt. As such, the Company will not be providing its outlook for fiscal 2018 or longer-term targets and will not be holding a conference call to discuss the Company’s financial results for the fourth quarter and fiscal year ended December 30, 2017. Completion of the transaction is subject to approval by the Company’s shareholders and other customary closing conditions. The parties expect to close the transaction late in the first quarter of 2018.

Summary of Financial Results

Fourth Quarter and Full-Year 2017 Financial Summary*
(in thousands, except for earnings per share amounts)	Q4 2017	Q4 2016	Change	FY17	FY16	Change
Total Net Revenue from Continuing Operations	$551,557	$556,163	-0.8%	$2,226,837	$2,109,227	5.6%
Core Brand Net Revenue	404,688	400,321	1.1%	1,613,682	1,478,601	9.1%
Operating Profit from Continuing Operations	45,990	44,317	3.8%	38,514	104,649	-63.1%
% of net revenue	8.3%	8.0%		1.7%	5.0%
Operating Profit from Continuing Operations, Excluding Special Items	54,760	52,148	5.0%	195,654	189,490	3.3%
% of net revenue	9.9%	9.4%		8.8%	9.0%
GAAP EPS from Continuing Operations	$1.92	$0.19	910.5%	$1.50	$0.45	233.3%
EPS from Continuing Operations, Excluding Special Items	$0.33	$0.27	22.2%	$1.08	$1.11	-2.7%
Adjusted EBITDA from Continuing Operations	78,474	77,110	1.8%	293,258	284,110	3.2%
% of net revenue	14.2%	13.9%		13.2%	13.5%
*Descriptions of measures excluding special items are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release.
Fourth Quarter 2017 Results

Fourth Quarter Net Revenue by Product Category
(in thousands)	Q4 2017 Net Revenue	Q4 2016 Net Revenue(1)	Change
Core Brands(2)	$404,688	$400,321	1.1%
Allied Brands(3)	41,097	42,686	-3.7%
Branded	445,785	443,007	0.6%
Partner Brand	69,255	70,829	-2.2%
Other	36,517	42,327	-13.7%
Total	$551,557	$556,163	-0.8%

(1) Includes net revenue results from continuing operations only.
(2) The Company's Core Brands include: Snyder's of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald® and Late July®.
(3) The Company's Allied Brands include: Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart Snacks™, O-Ke-Doke® and Metcalfe’s skinny®

Total net revenue in the fourth quarter of 2017 was $551.6 million, a decrease of 0.8% compared to $556.2 million from continuing operations in the fourth quarter of 2016. Branded net revenue increased 0.6% as a result of a 1.1% increase in the Company’s Core Brands partially offset by a 3.7% decrease in Allied Brands. The Core Brand net revenue increase was led by growth in Late July®, Cape Cod®, KETTLE® Chips, Lance®, Snyder’s of Hanover®, and Snack Factory® Pretzel Crisps®, partially offset by a decline in Pop Secret®, Emerald®, and Kettle Brand®. In addition, during the fourth quarter of 2017, net revenue from the Partner Brand category decreased 2.2% while net revenue from the Other category declined 13.7%, each compared to the fourth quarter of 2016.

GAAP operating income in the fourth quarter of 2017 was $46.0 million, as compared to GAAP operating income of $44.3 million from continuing operations in the fourth quarter of 2016. Operating income from continuing operations and excluding special items affecting comparability, in the fourth quarter of 2017 was $54.8 million, or 9.9% as a percentage of net revenue, as compared to $52.1 million from continuing operations, or 9.4% as a percentage of net revenue, in the fourth quarter of 2016. The operating margin expansion was the result of lower general and administrative expenses, and supply chain productivity and cost initiatives. These were partially offset by higher promotional trade spend, higher service and distribution costs primarily related to trucking capacity, as well as continued higher than normal manufacturing costs due to the ramping up of Emerald® production capacity in Charlotte, NC that was previously located in the Stockton, CA manufacturing facility.

Net interest expense in the fourth quarter of 2017 was $10.2 million compared to $9.3 million in the fourth quarter of 2016. Excluding special items, the effective income tax rate from continuing operations was 26.5% in the fourth quarter of 2017 as compared to 37.8% in the fourth quarter of 2016. The decrease in the effective income tax rate, excluding special items, was primarily due to the impact of adopting new accounting guidance, which resulted in excess tax benefits for certain share-based payments, which were previously included in equity.

GAAP net income attributable to Snyder’s-Lance from continuing operations in the fourth quarter of 2017 was $188.8 million, or $1.92 per diluted share, as compared to net income of $18.7 million, or $0.19 per diluted share, in the fourth quarter of 2016. The significant increase in GAAP net income was primarily due to a non-recurring, non-cash gain of $162.4 million as the result of the impact of the Income Tax Reform Act enacted in December 2017 (the “Tax Act”). Net income attributable to Snyder’s-Lance from continuing operations, excluding special items, for the fourth quarter of 2017, was $32.7 million, as compared to $26.4 million, in the fourth quarter of 2016. Earnings per diluted share from continuing operations, excluding special items, was $0.33 in the fourth quarter of 2017 compared to $0.27, in the fourth quarter of 2016.

Adjusted EBITDA from continuing operations in the fourth quarter of 2017 was $78.5 million, or 14.2% of net revenue, as compared to adjusted EBITDA from continuing operations of $77.1 million, or 13.9% of net revenue, in the fourth quarter of 2016. Adjusted EBITDA is a non-GAAP measure defined herein under “Use and Definition of Non-GAAP Measures,” and is reconciled to net income in the tables that accompany this release.

Full-year 2017 Results

Full-Year Net Revenue by Product Category
(in thousands)	FY 2017 Net Revenue	FY 2016 Net Revenue(1)	Change
Core Brands(2)	$1,613,683	$1,478,601	9.1%
Allied Brands(3)	163,393	159,695	2.3%
Branded	1,777,075	1,638,296	8.5%
Partner Brand	291,580	300,436	-2.9%
Other	158,182	170	-7.2%
Total	$2,226,837	$2,109,227	5.6%

(1) Includes net revenue results from continuing operations only.
(2) The Company's Core Brands include: Snyder's of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald® and Late July®.
(3) The Company's Allied Brands include: Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart Snacks™, O-Ke-Doke® and Metcalfe’s skinny®

Total net revenue for the full-year 2017 was 2,226.8 million, an increase of 5.6% compared to $2,109.2 million from continuing operations in 2016. Branded net revenue increased 8.5% as a result of a 2.3% increase in the Company’s Allied Brands revenue and a 9.1% increase in Core Brands revenue. In addition, during the full-year 2017, net revenue from the Partner Brand category decreased 2.9% while net revenue from the Other category declined 7.2%, each compared to the full-year of 2016.

GAAP operating income from continuing operations for the full-year 2017 was $38.5 million, as compared to GAAP operating income of $104.6 million from continuing operations in 2016. GAAP operating income was negatively impacted by $157.1 million in pre-tax expenses which affected comparability. These expenses were primarily related to $104.7 million in non-cash impairment charges reflecting the write-downs of the Company’s European reporting unit goodwill, and the Company’s KETTLE® Chips trademark in the United Kingdom and Pop Secret® trademark. Operating income from continuing operations and excluding special items affecting comparability, for the full-year 2017 was $195.7 million, or 8.8% as a percentage of net revenue, as compared to $189.5 million from continuing operations, or 9.0% as a percentage of net revenue, in 2016.

Net interest expense for the full-year 2017 was $38.8 million compared to $32.6 million in 2016. Excluding special items, the effective income tax rate from continuing operations was 32.5% in 2017 as compared to 34.1% in 2016.

GAAP net income attributable to Snyder’s-Lance from continuing operations for the full-year 2017 was $146.6 million, or $1.50 per diluted share, as compared to net income of $42.0 million, or $0.45 per diluted share, in 2016. The significant increase in GAAP net income was primarily due to a non-

recurring, non-cash gain of $162.4 million as the result of the impact of the Tax Act. Net income attributable to Snyder’s-Lance from continuing operations, excluding special items, for the full-year 2017, was $105.5 million, as compared to $103.5 million, in 2016. Earnings per diluted share from continuing operations, excluding special items, was $1.08 for the full-year 2017 compared to $1.11, in 2016.

Adjusted EBITDA from continuing operations for the full-year 2017 was $293.3 million, or 13.2% of net revenue, as compared to adjusted EBITDA from continuing operations of $284.1 million, or 13.5% of net revenue, in 2016. Adjusted EBITDA is a non-GAAP measure defined herein under “Use and Definition of Non-GAAP Measures,” and is reconciled to net income in the tables that accompany this release.

About Snyder’s-Lance, Inc.
Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance's products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Products are sold under the Snyder's of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Late July®, Krunchers! ®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart Snacks™, O-Ke-Doke®, Metcalfe’s skinny®, and other brand names along with a number of third-party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company's corporate web site: www.snyderslance.com.
LNCE-E

Use and Definition of Non-GAAP Measures
Snyder’s-Lance’s management uses non-GAAP financial measures to evaluate our operating performance and to facilitate a comparison of the Company’s operating performance on a consistent basis and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. The non-GAAP measures and related comparisons should be considered in addition to, not as a substitute for, our GAAP disclosure, as well as other measures of financial performance reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies. Our management believes these non-GAAP measures are useful for providing increased transparency and assisting investors in understanding our ongoing operating performance.

Operating Income and Gross Profit, Excluding Special Items
Operating income and gross profit, excluding special items, are provided because Snyder’s-Lance believes it is useful information for understanding our results by improving the comparability of our results. Additionally, operating income and gross profit, excluding special items, provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing the Company’s primary operating results after removing the impact of unusual, non-operational or restructuring or transaction related activities that affect comparability. Operating income and gross profit, excluding special items, are two measures management uses for planning and budgeting, monitoring and evaluating financial and operating results, and in the analysis of ongoing operating trends.

Net Income, Earnings per Share and Effective Income Tax Rate, Excluding Special Items
Net income, earnings per share, and the effective income tax rate, excluding special items, are metrics provided to present the reader with the after-tax impact of operating income, excluding special items, in order to improve the comparability and understanding of the related GAAP measures. Net income, earnings per share, and the effective income tax rate, excluding special items, provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results after removing the impact of unusual, non-operational or restructuring or transaction related activities that affect comparability. Net income, earnings per share, and the effective income tax rate, excluding special items, are measures management uses for planning and budgeting, monitoring and evaluating financial and operating results.

Adjusted EBITDA
Snyder’s-Lance defines adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”), further adjusted to exclude restructuring or transaction related expenses, and other non-cash or non-operating items as well as any other unusual items that impact the comparability of our financial information.

Management uses adjusted EBITDA as a key metric in the evaluation of underlying Company performance, in making financial, operating and planning decisions. The Company believes this measure is useful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, Snyder’s-Lance believes adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present an adjusted EBITDA measure when reporting their results. The Company has historically reported adjusted EBITDA to analysts and investors and believes that its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results.

Adjusted EBITDA should not be considered as an alternative to net income, determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an indicator of cash flows, or as a measure of liquidity. While EBITDA and adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Cautionary Information about Forward Looking Statements

In this press release, we make statements which may be forward-looking within the meaning of applicable securities laws, which represent our current judgment about possible future events. The statements include projections regarding future revenues, earnings and other results. In making these statements we rely on current expectations, assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. These factors include among others: changes in general economic conditions; price or availability of raw materials, packaging, energy and labor; food industry competition; changes in top customer relationships; consolidation of the retail environment; decision by British voters to exit the European Union; failure to realize anticipated benefits of acquisitions and divestitures; loss of key personnel; failure to execute strategic initiatives; safety and quality of food products; adulterated or misbranded products; disruption of our supply chain or information technology systems; improper use or misuse of social media; ability to anticipate changes in consumer preferences and trends; distribution through independent operators; protection of trademarks and intellectual property; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest and foreign currency exchange rate volatility; concentration of capital stock ownership; increasing legal complexity and potential litigation; the inability to successfully execute international expansion strategies; additional risks from foreign operations; our substantial debt; and the restrictions and limitations on our business operations in the agreements and instruments governing our debt.
In addition, this press release contains certain statements with respect to a transaction involving the Company and Campbell Soup Company that are also forward-looking within the meaning of applicable securities laws. Certain risks and uncertainties related to the transaction include, but are not limited to: failure to obtain the required vote of the Company’s shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel.
Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the Definitive Proxy Statement. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
ADDITIONAL INFORMATION
This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Snyder’s-Lance, Inc. (the “Company”) by Campbell Soup Company. In connection with this transaction, the Company has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on February 20, 2018, and has filed other relevant materials regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The Company first mailed the Definitive Proxy Statement to shareholders of the Company on February 20, 2018. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s internet website at http://ir.snyderslance.com/sec.cfm or by contacting the Company’s Investor Relations Department by email at kpowers@snyderslance.com or by phone at 704-557-8279.
PARTICIPANTS IN THE SOLICITATION
The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other relevant materials filed with the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 27, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 9, 2017, and in other documents filed with the SEC by the Company and its officers and directors.
These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials in connection with the transaction filed with the SEC.

Investor Contact
Kevin Powers, Senior Director, Investor Relations and Communications
kpowers@snyderslance.com, (704) 557-8279

Media Contact
Joey Shevlin, Director, Corporate Communications & Public Affairs
JShevlin@snyderslance.com, (704) 557-8850

(Tables to Follow)

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Quarter Ended		Year Ended
(in thousands, except per share data)	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net revenue	$551,557	$556,163	$2,226,837	$2,109,227
Cost of sales	352,630	346,115	1,426,666	1,345,437
Gross profit	198,927	210,048	800,171	763,790

Selling, general and administrative expenses	150,352	159,301	643,865	593,957
Transaction and integration related expenses	1,141	3,693	3,002	66,272
Impairment charges	1,633	3,096	114,783	4,466
Other operating (income)/expense, net	(189)	(359)	7	(5,554)
Operating income	45,990	44,317	38,514	104,649

Other (income)/expense, net	(53)	414	(1,514)	164
Income before interest and income taxes	46,043	43,903	40,028	104,485

Loss on early extinguishment of debt	—	—	—	4,749
Interest expense, net	10,178	9,308	38,765	32,613
Income before income taxes	35,865	34,595	1,263	67,123

Income tax (benefit)/expense	(153,033)	15,890	(146,144)	25,320
Income from continuing operations	188,898	18,705	147,407	41,803
Income/(loss) from discontinued operations, net of income taxes	804	(27,426)	1,936	(27,100)
Net income/(loss)	189,702	(8,721)	149,343	14,703
Net income/(loss) attributable to non-controlling interests	79	(41)	851	(182)
Net income/(loss) attributable to Snyder’s-Lance, Inc.	$189,623	$(8,680)	$148,492	$14,885

Amounts attributable to Snyder's-Lance, Inc.:
Continuing operations	$188,819	$18,746	$146,556	$41,985
Discontinued operations	804	(27,426)	1,936	(27,100)
Net income/(loss) attributable to Snyder’s-Lance, Inc.	$189,623	$(8,680)	$148,492	$14,885

Basic earnings per share:
Continuing operations	$1.94	$0.19	$1.51	$0.46
Discontinued operations	0.01	(0.28)	0.02	(0.29)
Total basic earnings/(loss) per share	$1.95	$(0.09)	$1.53	$0.17

Diluted earnings per share:
Continuing operations	$1.92	$0.19	$1.50	$0.45
Discontinued operations	0.01	(0.28)	0.02	(0.29)
Total diluted earnings/(loss) per share	$1.93	$(0.09)	$1.52	$0.16

Dividends declared per common share	$0.16	$0.16	$0.64	$0.64

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
As of December 30, 2017 and December 31, 2016

(in thousands, except share data)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$18,703	$35,409
Restricted cash	446	714
Accounts receivable, net of allowances of $2,567 and $1,290, respectively	219,267	210,723
Receivable from sale of Diamond of California	—	118,577
Inventories, net	189,889	173,456
Prepaid income taxes and income taxes receivable	5,899	5,744
Assets held for sale	18,945	19,568
Prepaid expenses and other current assets	30,242	27,666
Total current assets	483,391	591,857

Noncurrent assets:
Fixed assets, net	492,437	501,884
Goodwill	1,282,372	1,318,362
Other intangible assets, net	1,301,228	1,373,800
Other noncurrent assets	58,909	48,173
Total assets	$3,618,337	$3,834,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$49,000	$49,000
Accounts payable	111,971	99,249
Accrued compensation	31,568	44,901
Accrued casualty insurance claims	3,571	4,266
Accrued marketing, selling and promotional costs	57,774	50,179
Other payables and accrued liabilities	45,797	47,958
Total current liabilities	299,681	295,553

Noncurrent liabilities:
Long-term debt, net	1,025,533	1,245,959
Deferred income taxes, net	234,878	378,236
Accrued casualty insurance claims	14,831	13,049
Other noncurrent liabilities	21,125	25,609
Total liabilities	1,596,048	1,958,406

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.83 1/3 par value. 110,000,000 shares authorized; 97,857,940 and 96,242,784 shares outstanding, respectively	81,545	80,199
Preferred stock, $1.00 par value. 5,000,000 shares authorized; no shares outstanding	—	—
Additional paid-in capital	1,636,500	1,598,678
Retained earnings	282,259	195,733
Accumulated other comprehensive income/(loss)	2,097	(17,977)
Total Snyder’s-Lance, Inc. stockholders’ equity	2,002,401	1,856,633
Non-controlling interests	19,888	19,037
Total stockholders’ equity	2,022,289	1,875,670
Total liabilities and stockholders’ equity	$3,618,337	$3,834,076

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended December 30, 2017 and December 31, 2016

(in thousands)	2017	2016
Operating activities:
Net income	$149,343	$14,703
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	96,911	99,251
Stock-based compensation expense	13,890	26,648
Loss on sale of fixed assets, net	1,437	141
(Gain)/loss on disposal of Diamond of California	(3,069)	32,645
Gain on sale of route businesses	(2,255)	(1,341)
Loss on early extinguishment of debt	—	4,749
Impairment charges	114,783	4,466
Deferred income taxes	(153,963)	24,811
Provision for doubtful accounts	1,733	472
Changes in operating assets and liabilities, excluding business acquisitions, and foreign currency translation adjustments:
Accounts receivable	(6,487)	(34,047)
Inventory	(15,663)	2,036
Other current assets	(941)	2,861
Accounts payable	9,629	21,762
Payable to growers	—	41,948
Other accrued liabilities	(7,378)	18,312
Other noncurrent assets	(3,596)	6,531
Other noncurrent liabilities	2,485	1,421
Net cash provided by operating activities	196,859	267,369

Investing activities:
Purchases of fixed assets	(69,429)	(73,261)
Purchases of route businesses	(53,907)	(42,206)
Purchases of equity method investments	(1,500)	—
Proceeds from sale of fixed assets and insurance recoveries	544	1,409
Proceeds from sale of route businesses	56,584	39,619
Proceeds from sale of investments	1,090	—
Proceeds from sale of discontinued operations	119,658	—
Business acquisitions, net of cash acquired	(2,563)	(1,042,674)
Net cash provided by/(used in) investing activities	50,477	(1,117,113)

Financing activities:
Dividends paid to stockholders and non-controlling interests	(61,966)	(57,584)
Debt issuance costs	(2,441)	(6,047)
Issuances of common stock	27,970	10,096
Excess tax benefits from stock-based compensation	—	910
Share repurchases, including shares surrendered for tax withholding	(2,692)	(10,330)
Payments on capital leases	(4,817)	(2,412)
Repayments of long-term debt	(49,000)	(444,795)
Proceeds from issuance of long-term debt	—	1,130,000
Repayments of revolving credit facility	(365,500)	(120,000)
Proceeds from revolving credit facility	193,500	347,000
Net cash (used in)/provided by financing activities	(264,946)	846,838

Effect of exchange rate changes on cash	636	(1,042)

Net decrease	(16,974)	(3,948)
Cash, cash equivalents and restricted cash at beginning of fiscal year	36,123	40,071
Cash, cash equivalents and restricted cash at end of fiscal year	$19,149	$36,123

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Gross profit, excluding special items

	Quarter Ended		Year Ended
(in thousands)	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net revenue	$551,557	$556,163	$2,226,837	$2,109,227
Cost of sales	352,630	346,115	1,426,666	1,345,437
Gross profit from continuing operations	198,927	210,048	800,171	763,790
As a % of net revenue	36.1%	37.8%	35.9%	36.2%

Transaction and integration related expenses (1)	—	66	237	12,069
Emerald move and required packaging changes (2)	—	499	6,704	499
Transformation initiative (3)	3,654	—	7,403	—
Other (4)	—	187	(105)	1,090
Gross profit from continuing operations, excluding special items	202,581	210,800	814,410	777,448
As a % of net revenue	36.7%	37.9%	36.6%	36.9%

(1) Transaction and integration related expenses primarily consist of severance and relocation benefits for Diamond Foods personnel and the inventory step-up for the additional cost of sales as a result of stepping up Diamond Food's inventory to fair value at the acquisition date.
(2) Expenses primarily associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC, including packaging write-offs due to required packaging changes as a result of the transaction.
(3) Transformation initiative costs primarily consist of write off of certain materials and packaging associated with our elimination of certain SKU items, expenses associated with the closure of our Perry, FL manufacturing facility as well as severance benefits related to our performance transformation plan.
(4) Other items primarily consist of an inventory step-up related to the Metcalfe transaction, other Metcalfe-related integration expenses and non-Diamond related severance and retention benefits.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Operating income, excluding special items

	Quarter Ended		Year Ended
(in thousands)	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Operating income from continuing operations	45,990	44,317	38,514	104,649
As a % of net revenue	8.3%	8.0%	1.7%	5.0%

Transaction and integration related expenses (1)(2)	1,141	3,758	3,239	78,341
Emerald move and required packaging changes (3)	27	3,304	9,144	3,869
Transformation initiative (4)	5,819	—	37,967	—
Impairment charges (5)	—	—	104,720	863
Other (6) (7)	1,783	769	2,070	1,768
Operating income from continuing operations, excluding special items	$54,760	$52,148	$195,654	$189,490
As a % of net revenue	9.9%	9.4%	8.8%	9.0%

(1) For 2017, transaction and integration related expenses primarily consist of idle facility lease costs and severance for Diamond Foods personnel.
(2) For 2016, transaction and integration related expenses primarily consist of professional fees, accelerated stock-based compensation, relocation, severance, and retention costs associated with the acquisition of Diamond Foods and the inventory step-up for the additional cost of sales as a result of stepping up Diamond Food's inventory to fair value at the acquisition date.
(3) Expenses associated primarily with the relocation of Emerald production from Stockton, CA to Charlotte, NC, including the packaging write-offs due to required packaging changes as a result of the transaction.
(4) Transformation initiative costs primarily consist of write off of certain materials and packaging associated with our elimination of certain SKU items, expenses associated with the closure of our Perry, FL manufacturing facility as well as severance benefits and professional fees related to our performance transformation plan.
(5) For 2017, impairment charges recorded for certain trademarks and our European reporting unit goodwill. For 2016, impairment changes recorded for certain unused fixed assets.
(6) For 2017, other items primarily relate to expenses incurred in relation to the pending acquisition of the Company by Campbell Soup Company, partially offset by reductions of accruals associated with certain litigation.
(7) For 2016, other items primarily consist of Metcalfe's transaction-related expenses, including severance benefits, as well as an inventory step-up related to this acquisition, partially offset by proceeds from a business interruption claim.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Earnings per diluted share, excluding special items

	Quarter Ended		Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Earnings per diluted share from continuing operations	$1.92	$0.19	$1.50	$0.45

Transaction and integration related expenses (1)(2)	0.01	0.03	0.02	0.56
Emerald move and required packaging changes (3)	—	0.03	0.06	0.03
Transformation initiative (4)	0.04	—	0.28	—
Loss on debt prepayment (5)	—	—	—	0.03
Impairment charges (6)	—	—	0.87	0.01
Income tax reform (7)	(1.66)	—	(1.67)	—
Other (8) (9)	0.02	0.02	0.02	0.03
Earnings per diluted share from continuing operations, excluding special items	$0.33	$0.27	$1.08	$1.11

(1) For 2017, transaction and integration related expenses primarily consist of idle facility lease costs and severance for Diamond Foods personnel.
(2) For 2016, transaction and integration related expenses primarily consist of professional fees, accelerated stock-based compensation, relocation, severance, and retention costs associated with the acquisition of Diamond Foods and the inventory step-up for the additional cost of sales as a result of stepping up Diamond Food's inventory to fair value at the acquisition date.
(3) Expenses primarily associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC, including the packaging write-offs due to required packaging changes as a result of the transaction.
(4) Transformation initiative costs primarily consist of write off of certain materials and packaging associated with our elimination of certain SKU items, expenses associated with the closure of our Perry, FL manufacturing facility as well as severance benefits and professional fees related to our performance transformation plan.
(5) Loss on early extinguishment of debt as a result of the early repayment of our private placement loan due to the financing obtained for the acquisition of Diamond Foods.
(6) For 2017, impairment charges recorded for certain trademarks and our European reporting unit goodwill. For 2016, impairment changes recorded for certain unused fixed assets.
(7) The enactment of the Tax Act in December 2017, which included numerous changes to many aspects of U.S. corporate income taxation by, among other things, lowering the corporate income tax rate from 35% to 21%, implementing a territorial tax system and imposing a one-time transition tax on deemed repatriated earning of foreign subsidiaries, resulted in a tax benefit.
(8) For 2017, other items primarily relate to expenses incurred in relation to the pending acquisition of the Company by Campbell Soup Company partially offset by reductions of accruals associated with certain litigation.
(9) For 2016, other items primarily consist of Metcalfe's transaction-related expenses, including severance benefits, as well as an inventory step-up related to this acquisition, partially offset by proceeds from a business interruption claim.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
EBITIDA and Adjusted EBITDA

	Quarter Ended		Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Income from continuing operations	$188,898	$18,705	$147,407	$41,803
Income tax (benefit)/expense	(153,033)	15,890	(146,144)	25,320
Interest expense, net	10,178	9,308	38,765	32,613
Loss on early extinguishment of debt	—	—	—	4,749
Depreciation	16,870	17,713	69,465	70,075
Amortization	6,791	7,663	27,446	24,709
EBITDA from continuing operations	$69,704	$69,279	$136,939	$199,269
As a % of net revenue	12.6%	12.5%	6.1%	9.4%

Transaction and integration related expenses (1)(2)	1,141	3,758	3,239	78,341
Emerald move and required packaging changes (3)	27	3,304	9,144	3,869
Transformation initiative (4)	5,819	—	37,967	—
Impairment charges (5)	—	—	104,720	863
Other (6) (7)	1,783	769	1,249	1,768
Adjusted EBITDA from continuing operations	$78,474	$77,110	$293,258	$284,110
As a % of net revenue	14.2%	13.9%	13.2%	13.5%

(1) For 2017, transaction and integration related expenses primarily consist of idle facility lease costs and severance for Diamond Foods personnel.
(2) For 2016, transaction and integration related expenses primarily consist of professional fees, accelerated stock-based compensation, relocation, severance, and retention costs associated with the acquisition of Diamond Foods and the inventory step-up for the additional cost of sales as a result of stepping up of inventory to fair value at the acquisition date.
(3) Expenses primarily associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC, including the packaging write-offs due to required packaging changes as a result of the transaction.
(4) Transformation initiative costs primarily consist of write off of certain materials and packaging associated with our elimination of certain SKU items, expenses associated with the closure of our Perry, FL manufacturing facility as well as severance benefits and professional fees related to our performance transformation plan.
(5) For 2017, impairment charges recorded for certain trademarks and our European reporting unit goodwill. For 2016, impairment changes recorded for certain unused fixed assets.
(6) For 2017, other items primarily relate to expenses incurred in relation to the pending acquisition of the Company by Campbell Soup Company and reductions of accruals associated with certain litigation.
(7) For 2016, other items primarily consist of Metcalfe's transaction-related expenses, including severance benefits, as well as an inventory step-up related to this acquisition, partially offset by proceeds from a business interruption claim.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Net income attributable to Snyder's-Lance, Inc., excluding special items

	Quarter Ended		Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Net income attributable to Snyder's-Lance, Inc. from continuing operations	$188,819	$18,746	$146,556	$41,985

Transaction and integration related expenses, net of tax (1) (2)	730	3,039	2,049	52,403
Emerald move and required packaging changes, net of tax (3)	18	2,671	5,898	3,111
Transformation initiative, net of tax (4)	3,809	—	27,123	—
Impairment charges, net of tax (5)	(265)	—	84,591	589
Loss on debt extinguishment, net of tax (6)	—	—	—	3,042
Income tax reform (7)	(162,384)	—	(162,384)	—
Other, net of tax (8) (9)	2,009	1,986	1,673	2,391
Net income attributable to Snyder's-Lance, Inc. from continuing operations, excluding special items	$32,736	$26,442	$105,506	$103,521

(1) For 2017, transaction and integration related expenses consist of idle facility lease costs and severance for Diamond Foods personnel.
(2) For 2016, transaction and integration related expenses primarily consist of professional fees, accelerated stock-based compensation, relocation, severance, and retention costs associated with the acquisition of Diamond Foods and the inventory step-up for the additional cost of sales as a result of stepping up inventory to fair value at the acquisition date.
(3) Expenses associated with the relocation of Emerald production from Stockton, CA to Charlotte, NC, including the packaging write-offs due to required packaging changes as a result of the transaction.
(4) Transformation initiative costs primarily consist of write off of certain materials and packaging associated with our elimination of certain SKU items, expenses associated with the closure of our Perry, FL manufacturing facility as well as severance benefits and professional fees related to our performance transformation plan.
(5) For 2017, impairment charges recorded for certain trademarks and our European reporting unit goodwill. For 2016, impairment changes recorded for certain unused fixed assets.
(6) Loss on early extinguishment of debt as a result of the early repayment of our private placement loan due to the financing obtained for the acquisition of Diamond Foods.
(7) The enactment of the Tax Act in December 2017, which included numerous changes to many aspects of U.S. corporate income taxation by, among other things, lowering the corporate income tax rate from 35% to 21%, implementing a territorial tax system and imposing a one-time transition tax on deemed repatriated earning of foreign subsidiaries, resulted in a tax benefit in 2017.
(8) For 2017, other items primarily relate to expenses incurred in relation to the pending acquisition of the Company by Campbell Soup Company partially offset by reductions of accruals associated with certain litigation.
(9) For 2016, other items primarily consist of Metcalfe's transaction-related expenses, including severance benefits, as well as an inventory step-up related to this acquisition, partially offset by proceeds from a business interruption claim.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Adjusted effective income tax rate

Quarter ended December 30, 2017	Income from Continuing Operations
(in thousands)	GAAP Income	Adjustments	Adjusted Income

Income before income taxes	$35,865	$8,770	$44,635
Income tax (benefit)/expense	(153,033)	164,853	11,820
Net income	188,898	(156,083)	32,815
Net income attributable to non-controlling interests	79	—	79
Net income attributable to Snyder's-Lance, Inc. from continuing operations	$188,819	$(156,083)	$32,736

Effective income tax rate (1)	N/M		26.5%

Quarter ended December 31, 2016	Income from Continuing Operations
(in thousands)	GAAP Income	Adjustments	Adjusted Income

Income before income taxes	$34,595	$7,831	42,426
Income tax expense	15,890	135	16,025
Net income	18,705	7,696	26,401
Net loss attributable to non-controlling interests	(41)	—	(41)
Net income attributable to Snyder's-Lance, Inc. from continuing operations	$18,746	$7,696	$26,442

Effective income tax rate (2)	45.9%		37.8%

(1) The tax rate on adjusted income varies from the tax rate on GAAP income primarily due to the enactment of the Tax Act in December 2017, which included numerous changes to many aspects of U.S. corporate income taxation by, among other things, lowering the corporate income tax rate from 35% to 21%, implementing a territorial tax system and imposing a one-time transition tax on deemed repatriated earning of foreign subsidiaries and to a lesser extent the favorable impact of tax benefits on share-based tax payments, which previously had been included in equity.

(2) The tax rate on adjusted income varies from the tax rate on GAAP income for the fourth quarter of 2016 primarily due to the $1.4 million of discrete tax expense associate with our tax restructuring in the quarter, as well as non-deductible transaction related costs related to the acquisition of Diamond Foods.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures (Unaudited)
Adjusted effective income tax rate

Year ended December 30, 2017	Income from Continuing Operations
(in thousands)	GAAP Income	Adjustments	Adjusted Income

Income before income taxes	$1,263	$156,319	$157,582
Income tax (benefit)/expense	(146,144)	197,369	51,225
Net income	147,407	(41,050)	106,357
Net income attributable to non-controlling interests	851	—	851
Net income attributable to Snyder's-Lance, Inc. from continuing operations	$146,556	$(41,050)	$105,506

Effective income tax rate (1)	N/M		32.5%

Year ended December 31, 2016	Income from Continuing Operations
(in thousands)	GAAP Income	Adjustments	Adjusted Income

Income before income taxes	$67,123	$89,590	$156,713
Income tax expense	25,320	28,054	53,374
Net income	41,803	61,536	103,339
Net loss attributable to non-controlling interests	(182)	—	(182)
Net income attributable to Snyder's-Lance, Inc. from continuing operations	$41,985	$61,536	$103,521

Effective income tax rate (2)	37.7%		34.1%

(1) The tax rate on adjusted income varies from the tax rate on GAAP income primarily due to the enactment of the Tax Act in December 2017, which included numerous changes to many aspects of U.S. corporate income taxation by, among other things, lowering the corporate income tax rate from 35% to 21%, implementing a territorial tax system and imposing a one-time transition tax on deemed repatriated earning of foreign subsidiaries and to a lesser extent the favorable impact of tax benefits on share-based tax payments, which previously had been included in equity.
(2) The tax rate on adjusted income varies from the tax rate on GAAP income primarily due to non-deductible transaction costs related to the acquisition of Diamond Foods.